AMENDMENT TO FUND PARTICIPATION AGREEMENT BETWEEN

DELAWARE VIP TRUST, DELAWARE MANAGEMENT COMPANY,

DELAWARE DISTRIBUTORS, L.P. AND

THE GUARDIAN INSURANCE & ANNUITY COMPANY

This Amendment is made this 23rd day of JULY, 2008, by and between Delaware VIP Trust (the “Trust”), Delaware Management Company, a series of Delaware Management Business Trust (the “Adviser”), Delaware Distributors, L.P. (the “Distributor”) and The Guardian Insurance & Annuity Company (the “Company”).

WITNESSETH:

WHEREAS, the Trust, the Adviser, the Distributor and the Company entered into a Fund Participation Agreement dated August 20, 2004 (the “Agreement”); and

WHEREAS, the parties to the Agreement have determined to amend said Agreement to include the funds offered on the Company’s Separate Account N; and

WHEREAS, the parties desire to memorialize the amendment to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

1. Schedule A to the Agreement is hereby deleted and replaced with a new Schedule A in the form attached hereto.

2. Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

THE GUARDIAN INSURANCE & ANNUITY COMPANY		DELAWARE VIP TRUST

By:		By:

Name:	Raymond Aloia	Name:	Patrick P. Coyne

Title:	AVP Finance	Title:	President

DELAWARE DISTRIBUTORS, L.P.		DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust

By:		By:

Name:	Theodore K. Smith	Name:	Patrick P. Coyne

Title:	President	Title:	President

SCHEDULE A

EFFECTIVE JULY 23, 2008

TO THE

FUND PARTICIPATION AGREEMENT DATED AUGUST 20, 2004

BETWEEN

DELAWARE VIP TRUST, DELAWARE MANAGEMENT COMPANY,

DELAWARE DISTRIBUTORS, L.P. AND

THE GUARDIAN INSURANCE & ANNUITY COMPANY

The following Separate Accounts and Associated Contracts of The Guardian Insurance & Annuity Company are permitted in accordance with the provisions of the Participation Agreement to invest in the Designated Funds of the Delaware VIP Trust shown in Schedule B.

NAME OF SEPARATE ACCOUNT: The Guardian Separate Account L

CONTRACT(S): The Guardian Advantage

NAME OF SEPARATE ACCOUNT: The Guardian Separate Account N

CONTRACT(S): Executive Benefits VUL